Exhibit 32
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Harbor Custom Development, Inc., a Washington corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The annual report on Form 10-K for the period ended December 31, 2021 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 22, 2022	/s/ Sterling Griffin
Sterling Griffin
Chief Executive Officer and President (Principal Executive Officer)

Dated: March 22, 2022	/s/ Lance Brown
Lance Brown
Chief Financial Officer (Principal Financial and Accounting Officer)
A signed original of this written statement required by Section 906 has been provided to Harbor Custom Development Inc. and will be retained by Harbor Custom Development, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.